SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [X]

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[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

SYNERGY FINANCIAL GROUP, INC.
(Name of Registrant as Specified in its Charter)

Financial Edge Fund, LP
PL Capital, LLC
Goodbody/PL Capital, LLC
Financial Edge/Strategic Fund, LP
PL Capital/Focused Fund, LP
PL Capital Offshore, Ltd.
Goodbody/PL Capital, LP
PL Capital Advisors, LLC
Advance Capital Partners
Padco Management Corp.
Peter Cocoziello
Irving Smokler Revocable Trust
Irving Smokler
Carol Smokler
Richard Lashley
John Palmer
Daniel Spiegel
               Daniel Eliades
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Filed by PL Capital Group

        PL Capital Group is sending a letter to stockholders of Synergy Financial Group, Inc. A copy of the letter follows as part of this filing under Rule 14a-6 of the Securities Exchange Act of 1934, as amended.

Dear Fellow Stockholders:

Over the past two weeks we have met or spoken to many of you to share our vision for the future of Synergy Financial Group, Inc. (the “Company” or “Synergy”). As we have mentioned, we are not seeking full board control, but we are seeking to reinvigorate the board by nominating two highly qualified directors to advocate for a positive change at Synergy. Vote the GREEN proxy card today!

Our platform is simple – we believe that ALL stockholders would be better served if the following sound agenda were promoted:

•	Increase the Company’s stock buy-backs

•	Concentrate on increasing Synergy's Return On Assets, Return on Equity and profitability

•	Lower executive and director compensation and benefits

•	Greatly improve Synergy’s corporate governance

We believe that Synergy’s board of directors has failed to take the actions necessary to enhance stockholder value. We believe that the time for change is now.

WE NEED YOUR HELP

Synergy’s annual meeting date of April 4th is fast approaching and we can not advocate for change without your support. We believe that the election of our two truly independent nominees will benefit ALL Synergy stockholders.

Please vote the GREEN proxy card today! Do NOT send back management’s white proxy card even as a sign of protest. Remember, your latest dated proxy card will revoke all previous cards submitted, so if you have already voted the white card please vote the GREEN proxy card today.

Please vote the GREEN proxy card as follows:

•	"FOR" the election of our two nominees to the Board of Directors, Mr. Daniel Spiegel and Mr. Daniel Eliades
•	“FOR” the ratification of the appointment of Crowe Chizek and Company LLC as the independent auditors of the Company for the fiscal year ending December 31, 2006.
•	“AGAINST” the adjournment of the Annual Meeting to permit the Board of Directors to solicit additional proxies, if necessary.

For further information, if you have any questions, or need assistance in voting, please contact us directly at our telephone numbers or email addresses listed below, or call our proxy solicitation firm, D.F. King & Co., Inc., toll-free at (800) 769-4414.

Best regards,
Richard Lashley	John Palmer
PL Capital, LLC	PL Capital, LLC
(973) 360-1666	(630) 848-1340
bankfund@aol.com	palmersail@aol.com